UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 29, 2006
(Date of earliest event reported)

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SEQUIAM CORPORATION
(Exact Name of Registrant as Specified in Charter)

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California	333-45678	33-0875030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sunport Lane
Orlando, Florida 32809
(Address of Principal Executive Offices)

(407) 541-0773
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS.

Item 1.01.  Entry into a Material Definitive Agreement.

On November 29, 2006, Sequiam Corporation (the “Company”) entered into a forbearance agreement (the “Agreement”) with Stephen A. Ross, duly authorized agent for the Trust Under the Will of John Svenningsen (the “Holder”). The Agreement relates to the Amended, Restated and Consolidated Senior Term Note in favor of Holder’s predecessor-in-interest, Lee Harrison Corbin, Attorney-in-Fact, for the Trust Under the Will of John Svenningsen (the “Note”), pursuant to which Holder agreed to advance certain amounts to the Company and to consolidate certain existing loans and other credit accommodations into a single note evidencing principal indebtedness of $3,650,000. Pursuant to the Agreement, Holder has agreed to forbear from declaring an event of default under the Note until the Forbearance Termination Date which is the earliest to occur of (a) December 15, 2006, or (b) the date of the occurrence of any one or more of the events of default as defined by the Agreement. In addition, the Company has agreed to pay in cash on the Forbearance Termination Date the outstanding principal amount of all obligations to Holder under the Note, together with all outstanding interest.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

        Not applicable.

(b) Pro Forma Financial Information.

        Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)  Exhibits.

10.1 Forbearance Agreement between Sequiam Corporation and Stephen A. Ross, as duly authorized agent for the Trust Under the Will of John Svenningsen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUIAM CORPORATION

Date: November 30, 2006     By: /s/ Mark L. Mroczkowski
Name: Mark L. Mroczkowski
Title: Executive Vice President and Chief Financial Officer